                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.       )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DS BANCOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(2), or Item 22(a)(2) of
     Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                DS BANCOR, INC.

                              33 ELIZABETH STREET
                            DERBY, CONNECTICUT 06418

                                                                  March 29, 1996
Dear Shareholder:

    You are cordially invited to attend the 1996 annual meeting of shareholders (the "Annual Meeting") of DS Bancor, Inc. (the "Corporation") to be held on Wednesday, April 24, 1996, at 10:00 a.m., local time, at the Grassy Hill Lodge, 77 Sodom Lane, Derby, Connecticut.

    The Annual Meeting has been called for the following purposes: (1) to elect three directors for terms of three years each and one director for a term of one year; (2) to ratify the appointment of Friedberg, Smith & Co., P.C. as independent public accountants of the Corporation for the year ending December 31, 1996; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid.

                                          Very truly yours,

                                                      [SIGNATURE]

                                          HARRY P. DIADAMO JR.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                                DS BANCOR, INC.

                              33 ELIZABETH STREET
                            DERBY, CONNECTICUT 06418

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996
                               -----------------

    NOTICE IS HEREBY GIVEN that the 1996 annual meeting of shareholders (the "Annual Meeting") of DS Bancor, Inc. (the "Corporation") will be held at the Grassy Hill Lodge, 77 Sodom Lane, Derby, Connecticut, on Wednesday, April 24, 1996, at 10:00 a.m., local time, for the following purposes:

         1. To elect three directors for terms of three years each and one director for a term of one year (Proposal 1);

         2. To ratify the appointment by the Corporation's Board of Directors of the firm of Friedberg, Smith & Co., P.C. as independent public accountants of the Corporation for the year ending December 31, 1996 (Proposal 2); and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Pursuant to the Corporation's bylaws, the Board of Directors of the Corporation has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only record holders of Corporation common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation by the Corporation.

                                          By Order of the Board of Directors

                                                      [SIGNATURE]

                                          HARRY P. DIADAMO JR.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Derby, Connecticut
March 29, 1996

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                                DS BANCOR, INC.
                              33 ELIZABETH STREET
                            DERBY, CONNECTICUT 06418
                                 (203) 736-9921

                              -------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1996

                               -----------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to shareholders of DS Bancor, Inc. ("Bancor" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancor for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, April 24, 1996, at 10:00 a.m., local time, at the Grassy Hill Lodge, 77 Sodom Lane, Derby, Connecticut, and at any adjournments thereof.

    If the enclosed form of proxy is properly executed and returned to Bancor in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (1) FOR PROPOSAL 1 TO ELECT THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF BANCOR; AND (2) FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF FRIEDBERG, SMITH & CO., P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1996. The Corporation is not aware of any other matters that are proposed to be presented at the Annual Meeting. However, if further business is properly presented, the persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke the shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation or the presiding officer at the Annual Meeting a written notice of revocation, by delivering to the Secretary of the Corporation or the presiding officer at the Annual Meeting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

    The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation or Derby Savings Bank (the "Bank" or "Derby Savings") who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection. This Proxy Statement, together with the enclosed proxy card, is initially being mailed to shareholders on or about March 29, 1996.

    The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share, of Bancor, with each share entitling its holder to one vote on all matters, without any right to cumulative voting in the election of directors. The close of business on March 15, 1996 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, 3,029,027 shares of Bancor common stock were outstanding and eligible to be voted at the Annual Meeting.

    The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Bancor common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Bancor common stock present in person or represented by proxy and entitled to vote and the affirmative vote of a majority of the votes cast is required to ratify the appointment of the Corporation's independent public accountants. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with the ratification of the appointment of independent public accountants.

    A copy of the annual report to shareholders for the year ended December 31, 1995 accompanies this proxy statement. THE CORPORATION IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO MR. JOHN F. COSTIGAN, SECRETARY, DS BANCOR, INC., 33 ELIZABETH STREET, DERBY, CONNECTICUT 06418.

                           STOCK OWNED BY MANAGEMENT

    The following table sets forth information as of March 15, 1996 with respect to the amount of Bancor's common stock beneficially owned by each director of Bancor, Bancor's Chief Executive Officer and the other most highly compensated executive officers of Bancor and by all the directors and executive officers of Bancor as a group.

                                                                  AMOUNT AND NATURE OF
NAME AND POSITION(S)                                              BENEFICIAL OWNERSHIP   PERCENT OF STOCK
WITH THE CORPORATION                                                      (A)               OUTSTANDING
---------------------------------------------------------------  ----------------------  -----------------
Achille A. Apicella (b)........................................            10,274                *
Director
Walter R. Archer Jr. (b).......................................            23,311                *
Director
John F. Costigan (c)...........................................             6,085                *
Director and Secretary
Michael F. Daddona Jr. (d).....................................           322,338               10.62%
Chairman of the Board
Harry P. DiAdamo Jr. (e).......................................           161,931                5.11
Director, President and Chief Executive Officer
Angelo E. Dirienzo (f).........................................             5,554                *
Director
Laura J. Donahue (b)...........................................            11,934                *
Director
Christopher H.B. Mills (g).....................................           121,280                4.00
Director
John M. Rak (b)(h).............................................             4,885                *
Director
John P. Sponheimer (i).........................................            62,185                1.66
Director
Gary M. Tomkins................................................             1,000                *
Director
Alfred T. Santoro (j)..........................................           116,150                3.69
Vice President and Chief Financial Officer
Thomas H. Wells (k)............................................            34,608                1.13
Senior Vice President of Derby Savings Bank
Directors and executive officers as a group (13 persons).......           886,535               26.46%

---------

 *  Less than one percent.

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days after March 15, 1996. All persons shown in the table have sole voting and investment power except as otherwise indicated. The table includes 321,431 shares of Bancor's common stock subject to outstanding stock options which are exercisable by directors and executive officers of Bancor within 60 days of March 15, 1996.

(b) Includes 3,857 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996.

(c) Includes 6,085 shares for which Mr. Costigan has shared voting and investment power with Virginia Costigan (wife).

(d) Includes 6,179 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996. Also includes 35,145 shares for which Mr. Daddona has shared voting and investment power with Sharon Daddona (wife), 2,864 shares with Michael Daddona (son), 2,864 shares with Marielle Daddona (daughter), and 2,864 shares with Michaela Daddona (daughter).

(e) Includes 141,746 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996. Also includes shares for which Mr. DiAdamo has shared voting and investment power as follows: 8,908 shares with Maureen E. DiAdamo (wife), 393 shares with Kevin DiAdamo (son), and 443 shares with Christopher DiAdamo (son).

(f) Includes 1,546 shares for which Mr. Dirienzo has shared voting and investment power with Claire S. Dirienzo (wife). Also includes 3,857 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996.

(g) Includes 5,403 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996. See also footnote (c) to the Stock Owned By Principal Shareholders table set forth below.

(h) Includes shares for which Mr. Rak has shared voting and investment power as follows: 786 shares with Monica Rak (wife), 51 shares with Aaron Rak (son) and 40 shares with Michael Rak (son).

(i) Includes 3,857 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996 and 47,508 shares as to which Mr. Sponheimer exercises voting power but shares ownership with his law partner. Also includes shares for which Mr. Sponheimer has shared voting and investment power as follows: 3,886 shares in trust for Brian Sponheimer
    (son), 3,886 shares in trust for Brendon Sponheimer (son), 1,386 shares in trust for Matthew Sponheimer (son), 831 shares in trust for Matthias Kasulis (nephew), and 831 shares in trust for Benedict Kasulis (nephew). Does not include 3,307 shares owned by Mary Ann Sponheimer (wife) as trustee for Brian Sponheimer (son) as to which Mr. Sponheimer disclaims beneficial ownership.

(j) Includes 115,922 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996.

(k) Includes 29,039 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996. Also includes 771 shares for which Mr. Wells has shared voting and investment power with Phyllis H. Wells (wife).

                     STOCK OWNED BY PRINCIPAL SHAREHOLDERS

    The following table sets forth information with respect to the persons believed by Bancor to be the beneficial owners of more than five percent of the issued and outstanding shares of Bancor's common stock, based on the most recent filing with the SEC by each such person or entity as of March 15, 1996 or other information available to Bancor. All such persons have reported sole voting and dispositive power over the entire number of shares reported as beneficially owned by them, except as otherwise indicated.

                                                                   AMOUNT AND NATURE OF  PERCENT OF STOCK
NAME AND ADDRESS                                                   BENEFICIAL OWNERSHIP     OUTSTANDING
-----------------------------------------------------------------  --------------------  -----------------
Michael F. Daddona Jr. (a).......................................          322,338              10.62%
156 Wild Rose Drive
Orange, CT 06477

Dimensional Fund Advisors, Inc. (b)..............................          195,730               6.46
1299 Ocean Avenue , 11th Floor
Santa Monica, CA 90401

JO Hambro & Company Limited (c)..................................          167,694               5.53
30 Queen Anne's Gate
London SW1H 9AL England

Harry P. DiAdamo Jr. (d).........................................          161,931               5.11
33 Elizabeth Street
Derby, Connecticut 06418

---------
(a) Includes 43,737 shares for which Mr. Daddona has shared voting and investment power with Sharon Daddona (wife), Michael Daddona (son), Marielle Daddona (daughter) and Michaela Daddona (daughter). Also includes 6,179 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996.

(b) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 195,730 shares of Company stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(c) Bancor has been advised by the reporting person that these shares are beneficially owned as follows: (i) JO Hambro & Partners Limited ("Hambro Partners"), Growth Financial Services Limited ("GFSL"), North Atlantic Smaller Companies Investment Trust PLC (formerly Consolidated Venture Trust
    PLC) ("NASCIT"), Christopher H.B. Mills, JO Hambro Investment Management Limited ("Hambro Investment"), JO Hambro & Company Limited ("Hambro Company") and JO Hambro Asset Management Limited ("Hambro Asset") own or control, directly or indirectly, an aggregate of 160,808 shares or 5.31% of the Corporation's outstanding common stock, as follows: (i) Mr. Mills beneficially owns 115,877 shares, which amount includes the 5,627 shares he personally owns and has sole voting and dispositive power over as well as the 110,250 shares in respect of which he shares voting and dispositive power with Hambro Partners by virtue of his role as chief executive and co-investment adviser to NASCIT; (ii) NASCIT beneficially owns 110,250 shares and shares voting and dispositive power with Mr. Mills and Hambro Partners, its co-investment advisers; (iii) GFSL shares voting and dispositive power with NASCIT and Hambro Partners with respect to the 110,250 shares owned by NASCIT because of its agreement to provide to NASCIT the services of Mr. Mills; (iv) Hambro Partners, as co-investment adviser to NASCIT, shares voting and dispositive power with Mr. Mills and NASCIT with respect to the 110,250 shares owned by NASCIT; (v) Hambro Investment controls voting and dispositive power with respect to 51,817 shares owned by a private client; (vi) Hambro Asset, by virtue of its control of Hambro Partners and Hambro Investment, controls (in the case of the 51,817 shares controlled by Hambro Investment) and shares control of (in the case of the remaining 110,250 shares) the voting and dispositive power with respect to the 162,067 shares controlled by Hambro Partners and Hambro Investment; and (vii) Hambro Company, by virtue of its control of Hambro Asset, controls (or, as the case may be, shares control of) the voting and dispositive power with respect to the 162,067 shares controlled by Hambro Asset or in respect of which Hambro Asset shares control.

(d) Includes 141,746 shares of Bancor common stock subject to stock options that may be exercised within 60 days of March 15, 1996. Also includes 9,744 shares for which Mr. DiAdamo has shared voting and investment power with Maureen DiAdamo (wife), Kevin DiAdamo (son) and Christopher DiAdamo (son).

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Corporation's certificate of incorporation provides for a minimum of nine directors and a maximum of 16. The number of directors of the Corporation is currently set at 11. Pursuant to the Corporation's certificate of incorporation, the Board of Directors is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. In 1996, the Board of Directors was re-staggered, effective as of the Annual Meeting, as follows: three directors (terms of office expiring at the 1999 annual meeting); four directors (terms of office expiring at the 1998 annual meeting); and four directors (terms of office expiring at the 1997 annual meeting). As a result, the Annual Meeting three directors will be elected to terms of three years each and one director will be elected for a term of one year.

    Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each proxy for the election as directors of the nominees listed below. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Bancor common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

    There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been nominated or elected as a director.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the four nominees for election as directors and the names of the seven other directors whose terms of office will continue after the Annual Meeting. Also set forth is certain other information, some of which has been supplied by the directors, with respect to each nominee's or director's principal occupation or employment during the past five years, his or her age, the periods during which he or she has served as a director of the Corporation and positions currently held with the Corporation. All of the directors, except Mr. Mills, serve as directors of Derby Savings.

                                                  AGE AT DECEMBER
                                                        31,          DIRECTOR     FOR TERM          POSITION(S) HELD
NAMES                                                  1995            SINCE      EXPIRING        WITH THE CORPORATION
-----------------------------------------------  -----------------  -----------  -----------  -----------------------------
NOMINEES FOR 3-YEAR TERMS:
Walter R. Archer Jr............................             65            1990         1999   Director
Laura J. Donahue...............................             47            1986         1999   Director
John M. Rak....................................             49            1986         1999   Director
NOMINEE FOR 1-YEAR TERM:
Harry P. DiAdamo Jr............................             52            1986         1997   President, Chief Executive
                                                                                               Officer and Director


                                                                                    TERM
CONTINUING DIRECTORS:                                                              EXPIRES
                                                                                 -----------
Michael F. Daddona Jr..........................             42            1991         1997   Chairman of the Board
Christopher H.B. Mills.........................             43            1988         1997   Director
John P. Sponheimer.............................             48            1988         1997   Director
Achille A. Apicella............................             52            1986         1998   Director
John F. Costigan...............................             65            1986         1998   Director and Secretary
Angelo E. Dirienzo.............................             65            1986         1998   Director
Gary M. Tomkins................................             46            1996         1998   Director

    The principal occupations for the past five years of each of the Board of Directors' four nominees and the seven other directors whose terms of office will continue after the Annual Meeting are set forth below:

    WALTER R. ARCHER JR., a director of Derby Savings since 1988, became a director of the Corporation in 1990. He serves on the Executive, Nominating and Stock Option Committees. Mr. Archer is founder of Burtville Associates, a real estate holding company, and Archer Landfill Service Company, both in Derby. A corporator of Hewitt Memorial Hospital, Mr. Archer also serves as an executive board member and assistant treasurer of the Housatonic Council, Boy Scouts of America. He received that organization's first annual Good Scout Award several years ago, and in February 1996 received the Silver Beaver Citation for distinguished service to youth.

    LAURA J. DONAHUE, a director of Derby Savings since 1979, has been engaged in the practice of law in Derby since 1973 and is presently with the law firm of Donahue & Donahue. Ms. Donahue is a member of the Audit/Ethics, Executive and Nominating Committees. She is a trustee of Hewitt Memorial Hospital, a director of Hewitt Management Corporation, a service company which manages long term care facilities, a trustee and secretary of Friend A. Russ Fund, Inc., an educational and charitable organization, and a director of Derby Neck Library. Ms. Donahue is also an Advisory Board member of the Katharine A. Matthies Foundation, a privately endowed organization which awards funding to groups striving to improve the quality of life in the Lower Naugatuck Valley. She is also a member of the Grievance Panel of the Superior Court for the Judicial District of New Haven.

    JOHN M. RAK, a director of Derby Savings since 1984, operates a real estate and appraisal company under his own name in Derby and is a consultant to Insurance Management Incorporated. He is chairman of the Stock Option Committee and serves on the Audit/Ethics, Executive and Nominating Committees. Mr. Rak is chairman of the City of Derby's Economic Development Commission, a director of Derby Neck Library, treasurer and past president of Housatonic Council, Boy Scouts of America and trustee of Johnson Trust of Tulsa, Oklahoma, which benefits scouting programs in the Naugatuck Valley.

    HARRY P. DIADAMO JR., President and Chief Executive Officer of the Corporation and the Bank, has been a director of Derby Savings since 1980 and served as Chairman of the Board from March 1984 to March 1985. He became President, Treasurer and Chief Executive Officer of the Bank in October 1984. Mr. DiAdamo is also a member of the Executive Committee of the Corporation. He recently completed his second two-year term on the Board of the Federal Home Loan Bank of Boston where he also served as chairman of its Audit Committee and as a member of the Finance Committee. Mr. DiAdamo is a member of the Mortgage Finance Committee of America's Community Bankers, and the Executive and Legislative Committees of the Connecticut Bankers Association, as well as a director of the Savings Bank Life Insurance Company and Griffin Health Services, and treasurer and an Advisory Board member for WSHU Public Radio. He is president of the Shelton Educational Fund, and Endowment Fund chairman and past president of the board of Notre Dame High School in West Haven. Mr. DiAdamo is also a member of the New Britain Downtown Council and a Corporator of the Valley United Way, as well as past chairman of that organization's annual campaign.

    MICHAEL F. DADDONA JR., a director of the Corporation and Derby Savings Bank since 1991, became Chairman of the Board of the Corporation and the Bank in November 1992. Mr. Daddona is the owner/ general manager of Automated Services, a vending machine and food distribution company he founded in Milford, Connecticut in 1972. He is also the managing partner of M & M Realty, a real estate holding company. Mr. Daddona is chairman of the Executive Committee and also serves on the Stock Option Committee. A corporator for Hewitt Memorial Hospital and a member of the United Way Founders Club, he is a benefactor of the Toys for Tots program and the Christian Children's Fund. He is also the president and founder of Perfect Christmas. Mr. Daddona received the Spirit of Milford Award, presented by the United Way, for his generous commitment to the children of that community.

    CHRISTOPHER H.B. MILLS became a director of the Corporation in 1988 and currently serves as a member of the Executive Committee. He is chief executive of North American Smaller Companies Trust PLC ("NASCIT"), a London investment trust company whose investment manager is JO Hambro & Partners Limited ("Hambro Partners"). Mr. Mills' services are provided by an agreement between NASCIT and Growth Financial Services Limited. Mr. Mills serves as a director of 15 companies in the United Kingdom, as well as the following companies in the United States: American Plastic Technologies Inc. (plastics), Avanti Inc. (petroleum industry), CelluTissue Industries (paper industry), Copy Duplicating Products Inc. (office equipment), Magic Seasoning Blends Inc. (food preparations), Oak Industries Inc. (electronics), PNG Corporation (gas distribution) and W-H Holdings Inc. (petrochemical, refinery and oil industry services).

    JOHN P. SPONHEIMER, who became a director of the Corporation and Derby Savings in 1988, has been a partner in the Ansonia, Connecticut law firm of Hoyle & Sponheimer since 1978. He is Chairman of the Nominating Committee and also serves on the Executive Committee. Mr. Sponheimer was a member of the Connecticut State Legislature from 1975 to 1981, and served as chairman of the Banking Committee of the Connecticut General Assembly and as a member of the Special Committee on Interstate Banking of the General Assembly from 1980 to 1982.

    ACHILLE A. APICELLA, a director of Derby Savings Bank since 1983, is president of the certified public accounting firm of Apicella, Testa & Company P.C. in Shelton, Connecticut. Mr. Apicella chairs the Audit/ Ethics Committee. He is a director and vice chairman of Hewitt Management Corporation, a service company which manages long term health facilities, and serves as trustee and vice president of Hewitt Memorial Hospital and as corporator of Valley United Way, Griffin Hospital, and Boys & Girls Club of the Lower Naugatuck Valley. Mr. Apicella is also a member of the Connecticut Society of Certified Public Accountants and American Institute of Certified Public Accountants.

    JOHN F. COSTIGAN, Secretary of the Corporation and the Bank, joined the staff of Derby Savings in 1961 and has been a director of the Bank since 1975. He had served in various capacities of increasing responsibility, and from October 1984 until his retirement in September 1995 had been the Bank's Executive Vice President and Chief Operating Officer. Mr. Costigan serves on the Audit/Ethics, Deferred Compensation and Nominating Committees of the Corporation. He is president of Friend A. Russ Fund, Inc. of Shelton, an educational and charitable organization, and chairman of the Advisory Council for Tele-Media of Western

Connecticut, a cable television company located in Seymour, Connecticut. He is chairman of a commission exploring ways to restore the Sterling Opera House, a Derby landmark that is listed on the National Register, and also serves on the Finance Committee of St. Mary's parish in Derby. He is past trustee and past vice chairman of Griffin Health Services Corporation, and past trustee and past chairman of Griffin Hospital, a community hospital located in Derby. In 1994 he received the Charles H. Flynn Humanitarian Award for volunteer service that has raised the quality of life in the community, and in 1974 the Valley Chamber of Commerce Gold Seal Award for outstanding community service.

    ANGELO E. DIRIENZO, a director of Derby Savings since 1979, retired in 1992 after serving five years as superintendent of Schools in Sherman, Connecticut. He had previously served as School Superintendent in Oxford, Connecticut and in Derby. He is presently a Special Educational Consultant for the New Fairfield Board of Education. Dr. Dirienzo is a member of the Audit/Ethics Committee. He is an Adjunct Professor at Western Connecticut State University, and has chaired the Scholarship Committee of the New Haven County Sheriffs' Association since its inception in 1972. A past president of Griffin Hospital, he currently serves as a Corporator there and at Hewitt Memorial Hospital as well as the Valley United Way. Dr. Dirienzo is also a member of the Connecticut Superintendents' Association, the American Association of College and University Professors, American Association of School Administrators, and a life member of the Connecticut Association of Public School Superintendents. He is a member of the board of the Olde Derby Historical Society and a director of the Derby Neck Library.

    GARY M. TOMPKINS was elected a director of the Company in February 1996 to fill a vacancy on the Board resulting from the recent death of John J. Brennan. Affiliated with Automated Services since 1987, Mr. Tompkins has been an executive assistant for the past eight years and is also currently serving in the capacity of Operations Director of Marketing and Sales. He serves as an advisory member of Perfect Christmas and as cochairman of the Perfect Christmas Toy Distribution Committee of the Milford United Way.

                   MANAGEMENT RECOMMENDS A VOTE FOR APPROVAL
                     OF MANAGEMENT'S NOMINEES FOR DIRECTOR

COMPENSATION OF DIRECTORS

    Non-management directors of Bancor receive $400 for each Board of Directors meeting attended, $350 for each committee meeting attended and $150 for each "mini-meeting". Assuming attendance at not less than three of the four regular meetings of the board, a stipend of $12,000 per annum is paid to the chairman of the Board of Directors. Compensation to non-management directors of Derby Savings is $12,000 per annum ($26,000 per annum for the chairman of the board), assuming attendance at not less than nine of the 12 regular meetings of the board, plus $400 for each special meeting of the Bank's Board of Directors, $350 for each committee meeting and $150 for each "mini-meeting" attended. Mr. Daddona also receives $150 for each meeting of the advisory boards of the New Britain/Hartford and New Haven/Fairfield divisions of the Bank attended. Mr. Rak receives a like amount for each meeting of the New Britain/Hartford advisory board he attends. Directors who are officers of Bancor or Derby Savings receive no additional compensation for serving as directors or attending meetings of the board or its committees.

    Pursuant to the terms of the 1994 Stock Option Plan approved by shareholders at the 1994 annual meeting, each non-employee director of the Corporation who was serving on the board on February 28, 1994, the effective date of the Plan (each director of the Company except Messrs. DiAdamo and Costigan) was granted a ten-year nonqualified option to purchase 1,653 shares of the Corporation's common stock. The per-share option exercise price of each of those options was $21.78, which equaled the fair market value of a share of common stock on the effective date of the Plan, as determined in accordance with the Plan. Thereafter, subject to the availability of shares, on the date of the first meeting of the board next following the 1994 Annual Meeting and following each annual meeting of shareholders of the Corporation thereafter, an option to purchase 1,102 shares of Corporation common stock will be granted to each person who is then serving as a non-employee director of the Corporation. If the number of shares remaining available for grant is insufficient to make any such annual option grants, the annual option grants for that year shall be correspondingly reduced on a pro rata basis.

    In 1986, the Bank established a deferred compensation plan for the benefit of its directors. This plan is no longer available to the members of the Board of Directors. Directors were entitled to defer all or a portion of the fees paid to them as directors of the Bank over a four-year period. Directors who were officers of the Bank could have also participated in the plan and pursuant to the plan could have deferred compensation paid to them as officers of the Bank. Although there was no limitation in the plan on the amount of compensation that could have been deferred by directors who were also officers of the Bank, directors who participated in the plan only deferred compensation in an amount which approximated the fees that would have been paid to them if they were non-management directors of the Bank.

    Under the plan, a director who has participated in the plan for four years or who reaches the age of 65, whichever is later (the "Retirement Date"), and who is still serving as a director, is entitled to receive benefits payable in monthly installments over a ten-year period. The aggregate amount of the benefits payable to a director is actuarially determined using mortality tables. The plan also provides for the payment of pre-retirement disability benefits in the event that a director is disabled as a result of illness or injury to the extent that he or she is unable to perform his or her usual service to the Board of Directors. Benefit payments pursuant to this provision of the plan would be paid in the same manner and amount as normal retirement benefits under the plan. In the event of a director's death prior to reaching the Retirement Date, the plan provides for the payment of benefits to the designated beneficiary of the director on a monthly basis over a ten-year period in an aggregate amount actuarially determined using mortality tables. The plan provides that if the service of a director is terminated voluntarily or involuntarily prior to the Retirement Date, the director is entitled to receive all amounts deferred plus interest thereon at a rate of 10% per annum. Of the active directors, Mr. Costigan is the only director currently receiving benefits under this plan ($1,949 per month). Mr. Direinzo, who became eligible to begin receiving payments under the plan in September 1995 upon his attaining age 65, has elected to further defer receipt of any benefits under the plan until September 2000. The amount of Mr. Dirienzo's benefit is $552 per month.

    During 1995, the Company and the Bank each adopted Deferred Compensation Plans for Directors pursuant to which directors of the Company and the Bank who are not full-time employees may elect to defer all or any portion of his or her annual retainer or any board or committee fees or other compensation. Amounts deferred are credited with interest compounded monthly. The interest crediting rate equals the one-year U.S. Treasury bill rate, as reported in THE WALL STREET JOURNAL, plus 50 basis points, adjusted monthly. The plan generally provides for a lump sum distribution of the director's account balance within 60 days following termination of service (although director participant's may elect to receive their account balances in ten annual equal installments, if so elected by the director). The following directors have elected to defer all or a portion of their compensation under these plans: Messrs. Archer (100%), Costigan (100%), Daddonna (100%) and Dirienzo (35%).

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

    The Board of Directors of the Corporation has designated Messrs. Archer, Daddona, DiAdamo, Donohue, Mills, Rak and Sponheimer as the Executive Committee of the Board. Mr. Daddona currently serves as Chairman of the Executive Committee. The Executive Committee, when the Board of Directors is not in session, has and may exercise all of the power and authority of the Board of Directors except as limited pursuant to Article IV, Section 2 of the Corporation's bylaws, pursuant to which the Executive Committee may not, among other things, amend the Corporation's certificate of incorporation or bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's assets or the dissolution of the Corporation. During 1995, the Executive Committee did not meet.

    The Board of Directors of the Corporation has appointed an Audit/Ethics Committee, whose members are Messrs. Apicella, Costigan, Dirienzo and Rak and Ms. Donahue. Mr. Apicella serves as Chairman of the Audit/Ethics Committee. The Committee reviews the Corporation's financial statements and reviews the report of the annual audit by the Corporation's independent accountants prior to submission of that report to the full Board of Directors. The Audit/Ethics Committee also reviews management's response to the independent accountant's report. The Audit/Ethics Committee annually reviews the Corporation's contract with its independent accountants and makes recommendations to the Board of Directors regarding renewal of that contract. Additionally, the Committee administers the Corporation's ethics policy for directors, officers and employees. During 1995, the Audit/Ethics Committee met six times.

    The Board of Directors of the Corporation has appointed a standing Stock Option Committee consisting of Messrs. Archer, Daddona and Rak with Mr. Rak serving as Chairman. The Stock Option Committee administers the Corporation's stock option plans. During 1995, the Stock Option Committee met three times.

    Messrs. Archer, Costigan, Rak and Sponheimer and Ms. Donahue currently serve as the Nominating Committee for selecting the nominees of the board for election as directors. Mr. Sponheimer currently serves as chairman of the Nominating Committee. The Nominating Committee met one time in 1995.

    Shareholders of Bancor may nominate directors pursuant to timely notice in writing to the secretary of Bancor in accordance with Bancor's bylaws. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 90 days prior to the Annual Meeting; provided, however, that in the event less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received by Bancor not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. Under the Corporation's bylaws, shareholder nominations for the Annual Meeting will be required to have been received on or before April 15, 1996 in order to be timely. A shareholder's notice of nomination must set forth certain information specified in Article III, Section 13 of Bancor's bylaws concerning each person the shareholder proposes to nominate for election and the shareholder giving the notice. The bylaws provide that no person shall be eligible for election as a director of Bancor unless nominated in accordance with the procedures set forth in Article III, Section 13 of the bylaws.

    During 1995 the Corporation's Board of Directors held four quarterly meetings and three special meeting(s) and the Bank's Board of Directors held twelve regular monthly meetings and five special meetings. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors of the Corporation and the total number of meetings held by all committees of the Board of Directors of the Corporation on which he served, except for Mr. Mills who attended five of seven meetings (71.4 percent).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Because the business of the Corporation currently consists of the business of Derby Savings, no separate cash compensation is paid to the executive officers of the Corporation, all of whom are executive officers of Derby Savings and receive compensation as such. The following table shows, for 1995, 1994 and 1993, the cash compensation paid by Derby Savings, as well as certain other compensation paid or accrued for those years, to the chief executive officer and each of the three other highest paid executive officers of Derby Savings whose cash compensation (salary and bonus) exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                  --------------
                                      ANNUAL COMPENSATION           SECURITIES
                                -------------------------------     UNDERLYING       ALL OTHER
NAME AND                        FISCAL     SALARY                  OPTIONS/SARS     COMPENSATION
PRINCIPAL POSITION(S)            YEAR        ($)      BONUS ($)        (#)              ($)
------------------------------  -------   ---------   ---------   --------------   --------------
Harry P. DiAdamo Jr. .........     1995   $ 255,973   $  25,000       68,250       $2,250 (a)
 President, Chief Executive        1994     246,040      --           10,000         2,250
 Officer and Director              1993     232,113      --           19,000         3,491
John F. Costigan (b) .........     1995     135,900      --             --         1,944 (a)
 Executive Vice President,         1994     156,543      --           2,500          2,250
 Chief Operating Officer,          1993     153,362      --           4,000          2,317
 Secretary and Director
Alfred T. Santoro ............     1995     150,258      20,000       42,000       12,250 (a)(c)
 Vice President and Chief          1994     138,427      --           5,000          2,139
 Financial Officer                 1993     139,584      --           11,000         2,163
Thomas H. Wells ..............     1995     130,592       5,023         --         2,068 (a)
 Senior Vice President of          1994     125,569      --             --           1,916
 Derby Savings Bank                1993     112,291      --           2,500          1,717

----------
(a) Includes employer matching contributions made in 1995 to the Bank's thrift plan for the account of each individual.

(b) Mr. Costigan retired as Executive Vice President and Chief Operating Officer of the Company and the Bank in September 1995. Salary information for 1995 includes $10,533 of director's fees and fees paid Mr. Costigan for recording Board minutes subsequent to his retirement. Of this amount, $9,133 has been deferred by him under the Deferred Compensation Plans for Directors adopted by the Company and the Bank in 1995.

(c) Includes annual premium expense of $10,000 for $500,000 of split dollar life insurance purchased by the Bank on the life of the executive officer in 1995. Under the split dollar life insurance arrangement, the Bank is the owner of the policy and the beneficiary of death benefits equal to the greater of the cash surrender value of the policy or the premiums paid by the Bank. The executive officer's estate would receive the excess of the death benefit over such amount in the event of his death. The split dollar arrangement may be terminated by the Bank or the executive officer at any time and terminates automatically upon any termination of the executive officer's employment with the Bank (other than his death). Upon any such termination of employment, the executive officer would be entitled to purchase the policy from the Bank at the greater of the cash surrender value of the policy or the premiums paid by the Bank.

OPTION GRANTS

    The following table contains information with respect to grants of stock options to each of the named executive officers during 1995.

                       OPTION GRANTS IN 1995 FISCAL YEAR

                                              INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                                ---------------------------------------------           VALUE
                                              % OF                                AT ASSUMED ANNUAL
                                              TOTAL                                     RATES
                                             OPTIONS                               OF STOCK PRICE
                                             GRANTED                              APPRECIATION FOR
                                               TO       EXERCISE                       OPTION
                                 OPTIONS    EMPLOYEES    OR BASE                      TERM (a)
                                 GRANTED    IN FISCAL     PRICE     EXPIRATION  ---------------------
NAME                               (#)        YEAR       ($/SH)       DATE       5% ($)      10% ($)
------------------------------  ---------   ---------   ---------   ---------   ---------   ---------
Harry P. DiAdamo Jr...........    68,250       54.2%    $  25.00     9/19/05    $1,073,051  $2,719,323
John F. Costigan..............     --          --          --          --          --          --
Alfred T. Santoro.............    42,000        33.3       25.00     9/19/05      660,339   1,673,430
Thomas H. Wells...............     --          --          --          --          --          --

---------
(a) Estimated market value of underlying securities at assumed annual rates of stock price appreciation for option term minus the exercise price.

OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth the 1995 year end value of all unexercised in-the-money options and stock appreciation rights ("SARs") held by the named executive officers. All options and SARs held by the named executive officers as of December 31, 1995 are presently exercisable. SARs were granted in tandem with options granted under the Corporation's 1985 stock option plan. The Company's 1994 stock option plan does not provide for the grant of SARs.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                               VALUE OF SECURITIES
                                                                                                   UNDERLYING
                                                                     NUMBER OF SECURITIES          UNEXERCISED
                             SHARES ACQUIRED    VALUE REALIZED      UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/
NAME                         ON EXERCISE (#)          ($)         OPTIONS/SARS AT FY-END (#)  SARS AT FY-END ($)(a)
--------------------------  -----------------  -----------------  --------------------------  ---------------------
Harry P. DiAdamo Jr.......         --                 --                     141,746               $   759,264
John F. Costigan..........          2,756          $   5,655                  --                       --
Alfred T. Santoro.........         --                 --                      85,922                   430,551
Thomas H. Wells...........         --                 --                      29,039                   303,563

---------
(a) Market value of underlying securities at exercise or year-end minus the exercise or base price.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

    Derby Savings and the Corporation have entered into an employment agreement with Harry P. DiAdamo Jr. The current term of Mr. DiAdamo's employment agreement is through December 31, 1999. On each December 31, unless the Bank, the Corporation or the employee has previously given written notice to the contrary, an additional one-year period is added to the term of the agreement. The employment agreement provided for an initial annual salary with a six percent minimum annual increase in subsequent years. In 1995, Mr. DiAdamo's annual salary pursuant to his employment agreement was $251,143. The employment agreement also provides, among other things, for participation in discretionary bonuses as authorized by the Board of Directors and for participation in pension, stock option and other benefits applicable to executive personnel.

    Mr. DiAdamo's employment agreement may be terminated for cause at any time by the Board of Directors. His employment agreement is also terminable by the Corporation or the Bank without cause, whereupon the employee would be entitled to a lump sum cash payment equal to the full amount of his salary for the remaining term of the agreement, and continuation for the remaining term of the agreement of all vested retirement or employee benefits and then existing fringe benefits. The employee has no right to terminate his employment agreement prior to the end of the term without approval of the boards of directors of the Bank and the Corporation except in connection with or within two years after a "change in control" of the Corporation or the Bank, in which case Mr. DiAdamo would receive a severance payment of three times average annual compensation based on the prior five-year period. The agreement includes an employee covenant not to compete for a period of the lesser of one year or the balance of the term plus six months in the event the employee terminates his employment during the term of the agreement without board approval. Under the terms of the agreement, if the employment of Mr. DiAdamo were terminated by the Bank or the Corporation other than for cause or by the employee during 1996, the severance payment which Mr. DiAdamo would receive is $1,165,000. If his employment was terminated in 1996 voluntarily or involuntarily in connection with or within two years after a "change in control," Mr. DiAdamo would be entitled to receive a severance payment of approximately $990,000.

    As defined in the agreement, a "change in control" will be deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the total number of voting shares of the Corporation; (ii) any person becomes the beneficial owner of 10% or more, but less than 20%, of the total number of voting shares of the Corporation if the Board of Directors determines that such beneficial ownership constitutes or will constitute control of the Corporation;
(iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for 25% or more of the total number of voting shares of the Corporation; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 20% or more of the total number of voting shares of the Corporation; or (v) as a result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Corporation or any successor institution. A "change in control" of the Bank will be deemed to have taken place if the Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50% unless the transaction that causes such reduction is approved by two-thirds of the Board of Directors of the Bank. For purposes of the foregoing, the term "person" includes an individual, a corporation, a partnership, a trust, or a group acting in concert.

    The Bank and the Corporation have entered into severance payment agreements with Alfred T. Santoro and Thomas H. Wells which generally provide that in the event the employee's employment is terminated, voluntarily or involuntarily (other than by normal retirement, disability or death), in connection with or within two years after a change in control of the Bank or the Corporation, they would be entitled to receive lump sum cash severance payments. The amount of this payment would equal approximately three times the employee's average annual compensation includible in his income for federal income tax purposes with respect to the five-year period prior to the change in control of the Bank or the Corporation. For purposes of the agreements, the term "change in control" has a definition substantially the same definition of "change in control" in Mr. DiAdamo's employment agreement. Under the terms of the severance payment agreements, if the employment of Messrs. Santoro and Wells were terminated by the Bank or the Corporation in 1996, in connection with a change in control, the severance payment which each would receive is $455,000 and $376,000, respectively.

REPORT ON EXECUTIVE COMPENSATION

    Pursuant to the rules adopted by the SEC designed to enhance the disclosure of company policies toward executive compensation, set forth below is a report submitted by the Executive Compensation Committee of the Board of Directors of the Bank and the stock option committee of the Board of Directors of the Corporation addressing executive officer compensation policies for 1995. As noted above, because the business of the Corporation currently consists of the business of the Bank, no separate cash compensation is paid to the executive officers of the Corporation.

    During 1995, decisions on compensation (other than stock options) for Messrs. DiAdamo and Costigan were made by the Bank's Board of Directors (with Messrs. DiAdamo and Costigan not participating (based upon the recommendations of the Executive Compensation Committee of the Board. Decisions on compensation paid to other executive officers of the Bank (other than stock options) were made by Messrs. DiAdamo and Costigan. Decisions as to the grant of stock options are made by the Stock Option Committee of the Board of Directors of the Corporation.

    The Bank's executive compensation policies provide competitive levels of compensation designed to integrate pay with the Bank's and the Corporation's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit, and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Bank and the Corporation to compete for and retain talented executives who are critical to the Bank's and the Corporation's long term success; and aligning the interests of executives with the long term interests of the Corporation's shareholders.

    Executive compensation consists of three components: cash compensation, including base salary and cash bonuses; long term incentive compensation in the form of stock options; and executive and retirement benefits. The components are intended to provide incentives to achieve short term and long term objectives and to reward exceptional performance. Performance is evaluated not only with respect to earnings but also with respect to comparable industry performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value.

    CASH COMPENSATION. Pursuant to his employment agreement with the Corporation and the Bank, Mr. DiAdamo annually is entitled to receive a minimum six percent increase in his base salary. For 1995, Mr. DiAdamo received an increase in his base salary of six percent, as determined by the Board after evaluation of the factors set forth above. Messrs. Santoro and Wells received increases of three percent and four percent, respectively, as determined by Messrs. DiAdamo and Costigan after evaluation of the above criteria.

    Each year, upon review of the recommendations of the Bank's Ad Hoc Committee on Bonuses, the board determines whether to award discretionary bonuses to executive officers. In 1995, the Ad Hoc Committee on Bonuses was comprised of all directors of the Bank with the exception of Messrs. DiAdamo and Costigan. The board considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's overall performance for such year, especially when compared to peer institutions, and the time and talent exerted by management. Bonuses awarded in 1995 to the executive officers ranged up to thirteen percent of base salary.

    STOCK OPTIONS. To encourage growth in shareholder value, stock options are granted by the Corporation from time to time under the Corporation's stock option plan to officers and other employees. During 1995, the Company granted a total of 126,000 stock options, including an aggregate of 110,250 options to two of the Company's executive officers. All options that were granted during 1995 had an exercise price of $25.00 per share and will expire in 2005.

    EXECUTIVE AND RETIREMENT BENEFITS. In addition to the compensation described above, the executive officers receive all normal employee fringe benefits, as well as benefits under the Bank's thrift plan and pension plan. The Bank also provides automobile allowances to executive officers, club memberships (in the case of Messrs. DiAdamo and Costigan), and pays life and disability insurance premiums for Mr. DiAdamo.

    CEO COMPENSATION. As noted above, under the terms of Mr. DiAdamo's employment agreement, Mr. DiAdamo is entitled to a six percent minimum annual increase in salary. In 1995, Mr. DiAdamo received a salary increase of six percent and a bonus of $25,000. During 1995, Mr. DiAdamo also received a grant of a ten-year stock option for 68,250 shares of Corporation common stock. The per share exercise price was $25.00, which equaled the fair market value of a share of Corporation common stock on the date of grant. The Board believes the compensation Mr. DiAdamo received for 1995 appropriately rewards Mr. DiAdamo for the results he achieved during that year.

EXECUTIVE COMPENSATION
COMMITTEE OF THE                 STOCK OPTION COMMITTEE OF THE
BOARD OF DIRECTORS               BOARD OF DIRECTORS OF THE
OF THE BANK                      CORPORATION

Walter R. Archer Jr., Chairman   John M. Rak, Chairman
Achille A. Apicella              Walter R. Archer Jr.
Angelo E. Dirienzo               Michael F. Daddona Jr.
Michael F. Daddona, Jr., ex
 officio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. DiAdamo and Costigan serve on the Board of Directors of the Bank. As such, they participate in compensation decisions with respect to the Bank's executive officers. Neither Mr. DiAdamo nor Mr. Costigan participate or vote in decisions on their own compensation.

    During 1995, the Bank paid $11,436 in legal fees to the law firm of Donahue & Donahue, of which Laura J. Donahue, a director of the Corporation and the Bank, is a partner. Effective February 1996, the law firm of Hoyle & Sponheimer, of which John Sponheimer is a partner, became corporate counsel to the Bank. Such firm receives a retainer of $2,000 per month.

COMPARATIVE COMPANY PERFORMANCE

    The following graph shows a five year comparison of cumulative total returns for the Corporation, the Nasdaq National Stock Market and the KBW New England Savings Bank Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             D.S. BANCOR,
                 INC.         NASDAQ STOCK MARKET    KBW NEW ENGLAND BANK INDEX
Dec-90               100.00                 100.00                         100.00
                     100.00                 129.92                         145.37
                      57.40                 126.41                         125.96
                      62.42                 143.30                         147.99
Dec-91                76.84                 160.56                         175.57
                     135.27                 165.60                         229.78
                     148.26                 154.28                         238.01
                     151.75                 160.62                         235.98
Dec-92               200.55                 186.87                         308.34
                     207.69                 190.37                         342.04
                     170.19                 194.03                         322.44
                     233.65                 210.38                         417.52
Dec-93               259.61                 214.51                         411.65
                     297.11                 205.49                         433.03
                     343.26                 195.89                         510.16
                     305.76                 212.10                         487.09
Dec-94               256.73                 209.69                         414.42
                     293.79                 228.49                         465.28
                     314.99                 261.36                         528.58
                     321.05                 292.82                         604.84
Dec-95               324.36                 296.30                         646.81

                                                          DEC-90     DEC-91     DEC-92     DEC-93     DEC-94     DEC-95
D.S. Bancor, Inc.                                           100.00      76.84     200.55     259.61     256.73     324.38
NASDAQ Stock Market Index                                   100.00     160.56     186.87     214.51     209.69     296.30
KBW New England Savings Bank Index                          100.00     175.57     308.34     411.65     414.42     646.81

    Assumes $100 invested on December 31, 1990 with full reinvestment of dividends, if any.

PENSION PLAN

    The following table sets forth estimated annual retirement benefits of representative years of service and annual compensation under the Company's pension plan.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE (a)
                  -----------------------------------------------------
  REMUNERATION       15         20         25         30         35
----------------  ---------  ---------  ---------  ---------  ---------
   $  125,000     $  33,900  $  45,200  $  56,500  $  67,800  $  70,925
      150,000        41,400     55,200     69,000     82,800     86,550
    or more

---------
(a) For participants aged 65 retiring in 1995 and based on 1995 Social Security benefit levels. Pension benefits payable beginning January 1, 1996 are currently subject to a statutory maximum of $120,000 per year, subject to cost of living adjustments. Additionally, annual compensation earned in excess of $150,000 (subject to cost of living adjustments) may not be used in the calculation of retirement benefits.

    At December 31, 1995, Messrs. DiAdamo, Santoro and Wells had 10, 9 and 20 years, respectively, of credited service.

    Contributions to the pension plan are determined on an actuarial basis for the benefit of all qualifying employees. Employees become eligible for participation on attainment of age 21 and the accumulation of 1,000 hours of employment in a year. Annual normal retirement benefits are computed at the rate of 60 percent of the participant's final earnings less 50 percent of the participant's social security amount for participants with exactly 30 years of credited service.

    For participants with more than 30 years of credited service, annual normal retirement benefits are computed as for participants with exactly 30 years of credited service plus 1/2 of 1 percent of the participant's final earnings for each year (up to ten) of credited service in excess of 30 years. For participants with less than 30 years of credited service, annual normal retirement benefits are computed by multiplying the annual normal retirement benefit of a participant with exactly 30 years of credited service by the ratio that the number of that participant's years of credited service bears to 30. The plan also provides for optional early retirement benefits within ten years of a participant's normal retirement date provided the participant has completed 15 years of credited service.

    A participant's final earnings equals the highest average annual earnings received in any five consecutive years during the last ten years before the normal retirement date. Years of credited service equals the number of years of employment, not including the first year of service, between ages 25 (for an employee who became a participant prior to July 1, 1985, otherwise age 21) and
65. For participants retiring at normal or early retirement dates, a pension equal to 50 percent of the participant's retirement income is payable to the surviving spouse. As an alternative to the 50 percent continuation, a participant when he or she retires may elect to pay 100 percent to the participant's spouse or 66-2/3 percent to the spouse and retain 33-1/3 percent of the benefit.

CERTAIN TRANSACTIONS

    Derby Savings makes loans to its directors, officers, members of their immediate families and other employees and holders of five percent or more of the issued and outstanding shares of Bancor's common stock for the financing of their homes as well as for home improvement and consumer loans. The Bank also makes loans to business entities with which such shareholders of Bancor, directors or officers of the Bank or members of their immediate families may be associated. It is the Bank's policy that these loans are made in the ordinary course of business and neither involve more than normal risk of collectability nor present other unfavorable features. These loans are made on substantially the same terms (including interest rate, fees and collateral) as those prevailing at the time for comparable transactions with non-affiliated persons and have been made in compliance with the requirements of state and federal law applicable to loans to such persons. As of December 31, 1995 loans to holders of five percent or more of Bancor's issued and outstanding common stock, directors and executive officers of Derby Savings and their affiliated businesses totaled approximately $674,000.

    For a description of certain transactions regarding the Bank and Ms. Donahue
and   Mr.  Sponheimer,  see  "Compensation   Committee  Interlocks  and  Insider
Participation."

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

    The Board of Directors has appointed the firm of Friedberg, Smith & Co., P.C. to continue as independent public accountants for the Corporation for the year ending December 31, 1996. Friedberg, Smith & Co., P.C. has been acting as independent public accountants of the Corporation since its formation in 1987 and for Derby Savings since 1982. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Friedberg, Smith & Co., P.C., independent public accountants, to audit the books and accounts of the Corporation and its subsidiary for the year ending December 31, 1996. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Friedberg, Smith & Co., P.C. as the Corporation's independent public accountants for the year ending December 31, 1996.

    Representatives of Friedberg, Smith & Co., P.C. will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
               APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by Bancor at its principal executive offices on or before November 29, 1996 in order to be considered for inclusion in its proxy statement and form of proxy relating to the 1996 annual meeting. Nothing in this paragraph should be deemed to require the Corporation to include in its proxy statement and proxy relating to the 1997 annual meeting any shareholder proposal which may be omitted from the Corporation's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

    The bylaws of Bancor provide that in order for any director nominations and new business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of Bancor not less than 30 nor more than 90 days prior to the date of the meeting; provided, however, that in the event less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice must set forth certain information specified in Article II,
Section 3 of Bancor's bylaws with respect to each matter the shareholder proposes to bring before the annual meeting. Bancor's bylaws provide that no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Article II, Section 3 of the bylaws.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors of Bancor knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Shareholders. However, if further business is properly presented, the persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors.

    The Board of Directors of Bancor urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                                          By Order of the Board of Directors

                                                      [SIGNATURE]

                                          HARRY P. DIADAMO JR.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Derby, Connecticut
March 29, 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                              -------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Solicitation, Voting and Revocability of
  Proxies......................................           1
Stock Owned by Management......................           3
Stock Owned by Principal Shareholders..........           5
Election of Directors..........................           6
Executive Compensation and Other Information...          11
Ratification of Appointment of Independent
  Public Accountants...........................          17
Shareholder Proposals..........................          18
Other Matters..................................          18

                                     [LOGO]

                                DS BANCOR, INC.

                                  ------------

                                PROXY STATEMENT

                                 MARCH 29, 1996

                                  ------------

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                 DS BANCOR, INC.

                 33 ELIZABETH STREET, DERBY, CONNECTICUT  06418

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--April 24, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of DS Bancor, Inc. (the "Corporation") hereby appoints John F. Costigan and Alfred T. Santoro, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned shareholder is entitled to cast at the 1996 annual meeting of shareholders (the "Annual Meeting") to be held on April 24, 1996 at 10:00 a.m., local time, at the Grassy Hill Lodge, 77 Sodom Lane, Derby, Connecticut, and at any adjournments thereof, upon the following matters.

This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.





             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                          (Continued from reverse side)

/X/  Please mark your
     votes as in this
     example.



                       FOR ALL NOMINEES LISTED      WITHHOLD AUTHORITY
                       (EXCEPT AS MARKED TO THE   TO VOTE FOR ALL NOMINEES
                           CONTRARY BELOW)                 LISTED

1.  To elect three               / /                         / /
directors each for a
three-year term and
one director for a
one year term.


NOMINEES (three year terms):       Walter R. Archer, Jr.
                                   Laura J. Donahue
                                   John M. Rak

NOMINEE (one-year term):           Harry P. DiAdamo Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

________________________________________________________________________________

2.   To ratify the appointment by the        FOR       AGAINST        ABSTAIN
Corporation's Board of Directors of          / /         / /            / /
the firm of Friedberg, Smith & Co.,
P.C. as independent public accoun-
tants of the Corporation for the year
ending December 31, 1996.

If you receive more than one proxy
card, please date, sign and return all
cards in the accompanying envelope.


Dated: ________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)